UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2008

GTC BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-21794	04-3186494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 CROSSING BOULEVARD

FRAMINGHAM, MASSACHUSETTS 01702

(Address of Principal Executive Offices) (Zip Code)

(508) 620-9700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 6, 2008, we received a deficiency letter from the staff of The Nasdaq Stock Market (or Nasdaq) notifying us that we no longer satisfy the $2.5 million minimum stockholders’ equity requirement for continued listing of our common stock on the Nasdaq Capital Market, as set forth in Nasdaq Marketplace Rule 4310(c)(3).

In reviewing our eligibility for continued listing, the Nasdaq staff has requested that we provide a plan to achieve and sustain compliance with the continued listing requirements, including the time frame for completion of the plan. We currently intend to timely file a plan with Nasdaq. If, after conclusion of its review, the Nasdaq staff does not accept our compliance plan, it will provide us with written notice that our common stock will be delisted. At that time, we would have the opportunity to appeal the staff’s decision to a Nasdaq Listing Qualifications Panel. During any appeal, our common stock would continued to be listed on Nasdaq pending a hearing and decision by the Listing Qualifications Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTC BIOTHERAPEUTICS, INC.

Dated: November 11, 2008	By:	/s/ John B. Green
John B. Green
Senior Vice President, Treasurer and
Chief Financial Officer